FACILITIES AND SERVICES AGREEMENT
          STATE OF TEXAS

          COUNTY OF DALLAS

               This Agreement made by and between American Hallmark General Agency, Inc., a Texas corporation, with its principal place of business in Dallas, Texas (hereinafter called "General Agency") and Hallmark Underwriters, Inc., a Texas corporation, with its principal place of business in Dallas, Texas (hereinafter called "Hallmark Underwriters"), joined by Robert D. Campbell and
          Richard Mason, Sr., who are the sole officers, directors and shareholders of Hallmark Agencies (hereinafter called "Campbell and/or Mason");
                                W I T N E S S E T H:

               WHEREAS, Hallmark Underwriters is a corporation engaged in property and casualty insurance in Texas and is licensed as a Texas managing general agent pursuant to Article 21.07-3, TEX. INS. CODE; and

               WHEREAS, General Agency is a Texas corporation licensed as a managing general insurance agent pursuant to Article 21.07-3, TEX. INS. CODE; and

               WHEREAS, Hallmark Underwriters desires that General Agency furnish facilities and services in support of Hallmark Underwriters and General Agency is willing to provide these services under the terms set forth herein; and

               WHEREAS, as a necessary consideration hereto, Hallmark Underwriters and its officers, directors and shareholders, Campbell and Mason, agree that all policyholder files, customer lists, expirations, and renewals; the name "Hallmark Underwriters, Inc." or any variation thereof, and any books, records, materials and documents relating to the insurance business of Hallmark Underwriters, belong to General Agency;

               NOW, THEREFORE, in consideration of the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

               1. Responsibilities of Hallmark Underwriters. Hallmark Underwriters agrees to conduct its insurance business in a lawful manner and to obtain and maintain all necessary licenses in accordance with all relevant statutes and regulations. Notwithstanding any provision to the contrary, the following shall apply:

                    (a) All solicitations for insurance and all contacts with the public in the making or consummating of any contract of insurance, and any other action
                         which  requires   an  agent  shall   be  made  and
                         performed  only   by  agents   who  are   licensed
                         appropriately   by   the   Texas   Department   of
                         Insurance.
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                    (b)  Hallmark Underwriters  shall stamp  and affix  the
                         information required under Sec. 7, Art. 1.14-2, or any amendment, Insurance Code of Texas to every new or renewal surplus lines insurance contract, certificate, cover note or other confirmation of coverage on which such information is required.

                    (c) Hallmark Underwriters shall provide General Agency copies of all binders, policies, certificates, endorsements and cancellations, oral or written, issued by Hallmark Underwriters promptly upon issuance or acceptance by Hallmark Underwriters.

                    (d) Hallmark Underwriters shall provide assistance to all agents designated by General Agency in connection with production of certain automobile insurance through General Agency or any insurance company designated by General Agent.

                    (e) Underwriters shall report to and file a copy of each surplus lines insurance contract and/or other documents pursuant to Sec. 6 (c), or any amendment, of the Insurance Code of Texas with the Surplus Lines Stamping Office of Texas and shall comply with rules and regulations involving said Stamping Office.

                    (f) Hallmark Underwriters shall maintain a separate Trust Account for the deposit of surplus lines premium taxes pursuant to Sec. 12, Art. 1.14-2, or any amendment, Insurance Code of Texas and an additional separate Trust Account for the deposit of stamping fees.

               2. Services and Facilities Provided by General Agency. General Agency will generally perform all necessary services in connection with Hallmark Underwriters insurance business. In addition, General Agency shall provide the following facilities and services to Hallmark Underwriters during the term of this
          Agreement:

                    (a) Office space, furniture, equipment, postage and supplies,

                    (b)  Telephone and all necessary utility services,

                    (c)  Office personnel and management expertise,

                    (d)  Bookkeeping,    advertising,     record    keeping
                         (including maintenance of expiration lists and renewals), data processing and periodic auditing,

                    (e) Handling of cash receipts and disbursements and check writing, including collection of all receipts and payment of all insurance company accounts current, as well as any other debts of Hallmark Underwriters (reasonably incurred in the conduct of its business),
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                    (f)  Clerical assistance,

                    (g)  Technical  advice  and   information  as  Hallmark
                         Underwriters may reasonably require,

                    (h)  Underwriting services,

                    (i)  Salaries   and  other   compensation  of   agents,
                         solicitors, and

                    (j) Such other facilities and services as may be agreed to by the parties.


               3. Consideration to General Agency. Hallmark Underwriters and General Agency shall from time to time (but in any event at least once every six months) set the consideration to be paid to General Agency for its services hereunder, it being intended by the parties that General Agency receive reimbursement for its costs and expenses in furnishing its services together with a reasonable profit for its services and facilities and a reasonable payment for its involvement. In the event the parties cannot agree or fail to agree to the amount to be paid to General Agency, then General Agency's consideration shall be equal to 100% of the income received by Hallmark Underwriters, net of any expenses paid by Hallmark Underwriters in connection with the business subject hereto which are required to be paid or reimbursed by General Agency hereunder. The amount of such consideration shall be accounted for and remitted to General Agency immediately. It is agreed that General Agency and Hallmark Underwriters are separate entities and nothing contained herein shall be construed to hold General Agency liable for any contractual obligation, acts or omissions of Hallmark Underwriters, except as may be expressly agreed by the parties. General Agency shall not be responsible for any other charges or expenses incurred by Hallmark Underwriters, unless authorized by an officer of General Agency.


               4.   Ownership   and   Confidentiality  of   Records.     In
          consideration of General Agency's services hereunder, it is agreed between Hallmark Underwriters and General Agency that all policyholder files, customer files, expirations, and renewals and any books, records, materials and documents relating to insurance business written by Hallmark Underwriters prior to or during the term of this Agreement, as well as the name "Hallmark Underwriters, Inc.", or any variation thereof, (hereinafter called "Property") are the exclusive property of General Agency, and Hallmark Underwriters agrees that it has no right, title or interest in such Property. Furthermore, Hallmark Underwriters agrees that it will not at any time sell, assign, transfer, pledge, hypothecate or encumber any of the Property or any part thereof. Hallmark Underwriters agrees that the Property includes confidential information, and, accordingly, agrees that such Property shall be held in the strictest confidence and that none of the Property shall be reproduced or copied, in whole or in part, by Hallmark Underwriters, its agents or employees, or at Hallmark Underwriters' direction, at any time whatsoever (even after termination of this Agreement), save and except in the normal course of operation of Hallmark Underwriters' business in behalf of General Agency. General Agency shall, in the event of termination hereof, be entitled to recover all such Property in the possession of Hallmark Underwriters. All equipment and supplies furnished to Hallmark Underwriters by General Agency shall remain the property of General Agency and shall be returned to General Agency promptly upon request. Hallmark Underwriters shall, upon General Agency's request, cease to use the name "Hallmark Underwriters, Inc.", "Hallmark Underwriters", or any variation thereof. The provisions of this paragraph shall survive the termination of this Agreement indefinitely.

               5. Nonpiracy Covenant. In the event this Agreement is terminated for any reason, Hallmark Underwriters agrees that, for a period of two (2) year after such termination, it will not in any capacity whatsoever, directly or indirectly, for itself, or for any other, as agent, consultant, owner, partner, stockholder, broker, or otherwise, divert or attempt to divert, through solicitation or otherwise, any insurance business from customers of Hallmark Underwriters. For these purposes, customers of Hallmark Underwriters shall be those for whom there is insurance coverage in force (sold, secured or placed by or through Hallmark Underwriters) as of the date of the termination of the Agreement, including any member of the immediate family of a customer, any business owned by a customer for which the customer has a partnership or shareholder interest of at least fifty percent (50%), or any person or entity for whom a file is established within the one year period prior to termination. Hallmark Underwriters agrees that it would be difficult to measure the damage to General Agency for any such breach of this covenant, that such damage would be incalculable and irreparable and that monetary damages, while still recoverable, would therefore be inadequate to fully compensate General Agency for any such breach. Therefore, Hallmark Underwriters agrees that upon any breach of the foregoing covenant, General Agency shall be entitled, in addition to all other remedies and damages available, to a restraining order and to temporary and permanent injunctions against Hallmark Underwriters, or any person or entity acting for or in connection with Hallmark Underwriters, without showing or proving any actual damage sustained by General Agency. The aforementioned covenant is in addition to and not in substitution of any obligation which Hallmark Underwriters would otherwise owe to General Agency pursuant to this Agreement or common law. The provisions of this Paragraph shall survive the termination of this Agreement for the two (2) year period provided herein.

               6.   Termination.   This  Agreement  shall  commence on  the
          effective  date of  this  Agreement,  and  shall  continue  until
          terminated   as   hereinafter  set   forth,  provided   that  the
          responsibility of either party hereof for the payment of any monetary obligations hereunder, shall not be affected by the termination hereof and, provided further, that paragraphs 4 and 5 shall survive the termination hereof for the periods indicated therein. Subject to the foregoing, this Agreement will terminate upon either party giving not less than 30 days' written notice to
          the other.    Notice  shall  be effective  upon  the  terminating
          party's placing such notice in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to
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          the receiving party  at its last known address,  or upon receipt, if delivered personally or by electronic facsimile.

               7.   Assignment.   This Agreement shall not be assignable by
          Hallmark Underwriters without the prior written consent of General Agency, but shall be assignable by General Agency. This Agreement shall be binding upon all successors and assigns.

               8.   Law  Governing.   This  Agreement  is  subject  in  all
          respects to the laws of the State of Texas, including but not limited to, the Insurance Code of Texas of 1951, as now or hereafter constituted, and all valid rules, regulations and orders of the Commissioner of Insurance of Texas.

               9. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               10. Supersedes Prior Agreements. This Agreement supersedes all prior agreements between the parties relating to the management, supervision, and provision of facilities and services, which shall be of no further force and effect.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this __________ day of _________________, 199_, to be effective ______________________, 19_.


                                   AMERICAN HALLMARK GENERAL AGENCY, INC.

                                   By:
                                             Linda Sleeper
                                             Executive Vice President

                                   HALLMARK UNDERWRITERS, INC.

                                   By:
                                             Robert D. Campbell
                                             President


                                             Richard Mason, Sr.
                                             Individually


                                             Robert D. Campbell
                                             Individually